Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Lipella Pharmaceuticals Inc. Files Voluntary Petitions for Relief Under Chapter 11

[Pittsburgh, Pennsylvania] — [March 30, 2026] — Lipella Pharmaceuticals Inc. (“Lipella” or the “Company”), a clinical-stage biotechnology company, announced today that it filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Western District of Pennsylvania (the “Court”). The Company intends to undergo a 363 sale process under Chapter 11 in order to maximize value for creditors.

In connection with the Chapter 11 cases, the Company expects to seek customary “first-day” relief that, if approved by the Court, would allow it to continue day-to-day operations, including maintaining cash management systems and paying employee wages and benefits in the ordinary course.

The Company will provide updates as appropriate throughout the restructuring process.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. These statements include, without limitation, statements regarding the Company’s expectations and intentions relating to the Chapter 11 process, ongoing operations, strategic alternatives, and related matters. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others, the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases, the Company’s ability to maintain operations during the Chapter 11 process, the effects of the Chapter 11 filing on stakeholders, and other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Additional Information

Additional information regarding the Chapter 11 filing, including Court filings and other case information, may be available through the Court’s docket.

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